SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3

                             Registration Statement
                                   Under the
                             Securities Act of 1933


                             Slade's Ferry Bancorp
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Massachusetts                             04-3061936
------------------------------------     ------------------------------------
  (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
   Incorporation Or Organization)


   100 Slade's Ferry Avenue, P.O. Box 390, Somerset, MA 02726 (508) 675-2121
  ---------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


      Peter G. Collias, Esq., 84 North Main Street, Fall River, MA 02722
                                 (508) 675-7894
     ---------------------------------------------------------------------
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)


Approximate date of commencement of proposed sale to the public:  immediately.
                                                                  ------------

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.    [X]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.    [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of earlier effective registration
statement for the same offering.    [ ]

      If this Form is a post-effective amendment file pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the
same offering.    [ ]

      If the delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.    [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                      Proposed
       Title of Each               Maximum            Maximum          Proposed Amount
    Class of Securities          Amount to be      Offering Price        of Aggregate        Registration
     to be Registered             Registered        Per Unit (1)      Offering Price (1)         Fee
---------------------------------------------------------------------------------------------------------
Common Stock $.01 par value     100,000 shares         $10.25             $1,025,000           $310.60
---------------------------------------------------------------------------------------------------------

<F1>  Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.

      This Registration Statement shall become effective upon filing pursuant to Rule 462.



                                   PROSPECTUS

           100,000 SHARES OF COMMON STOCK (PAR VALUE $.01 PER SHARE)

                             SLADE'S FERRY BANCORP
                    (Holding Company for Slade's Ferry Bank)

              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN


      Slade's Ferry Bancorp (the "Company") hereby offers shares of its Common Stock, $.01 par value ("Common Stock") through participation in its Dividend Reinvestment and Common Stock Purchase Plan ("the Plan"). The Plan provides the holders of the Company's Common Stock a convenient method of acquiring additional shares of Common Stock of the Company without paying any brokerage commission or service charge. All Company stockholders are eligible to participate. Under the Plan participating stockholders may elect to have all dividends on Common Stock currently owned by the participant reinvested in newly issued shares of the Company's Common Stock and in addition, may elect to make optional cash payments of a minimum of $100 and a maximum of $5,000 per year for the purchase of additional newly issued shares of the Company's Common Stock.

      The Company's Common Stock is currently listed in the "pink sheets" and on the Electronic Bulletin Board of the over-the-counter market under the symbol SFBC. The Company intends to apply in 1997 to list its Common Stock on the NASDAQ Small Cap Market. The price of shares purchased under the Plan will be the average of the closing bid and ask prices for the Company's Common Stock quoted by A.G. Edwards & Sons, Inc. for the investment date. (See "Acquisition of Shares").

      Any participant may withdraw from the Plan at any time. The Plan will be administered by the Company.

      Holders should carefully consider the matters set forth under "Risk Factors".

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE MASSACHUSETTS COMMISSIONER OF BANKS, THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENT AGENCY OR OFFICIAL, NOR HAVE ANY OF THE FOREGOING PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------
                                             Underwriting discounts      Proceeds to issuer
                        Price to Public          and commissions          or other persons
-------------------------------------------------------------------------------------------
Per Share.........        (1)........             None........               (2)........
Total.............        (1)........             None........               (2)........
-------------------------------------------------------------------------------------------

<F1>  The price of shares will be the average of the closing bid and ask prices for the Company's Common Stock for the investment date. The bid and ask prices quoted by A.G. Edwards & Sons, Inc. as of July 18, 1997 were 9 1/2
      (bid) and 11 (ask).

<F2>  The Company will receive all proceeds from the sales of shares under the
      Plan. From the proceeds will be deducted other expenses of issuance and distribution of this offering estimated to total $13,311

The shares offered hereby represent an equity investment in the Company, are not deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other Government Agency.

                  The date of this Prospectus is _______ 1997



                             AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission, Washington, D.C. (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference. Such information is available for inspection at the principal office of the Commission in Washington, D.C. Copies of the material contained in the Registration Statement may be obtained from the Commission upon payment of the fees prescribed by its rules and regulations.

The Company is subject to the information and reporting requirements of the Securities Exchange Act (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission . Such reports and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York, 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission are incorporated by reference in this prospectus:

      (a) the Company's annual report on Form 10-KSB for the year ended December 31, 1996;

      (b) the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 1997; and

      (c) the Description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on April 25, 1994.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of this offering shall be deemed to be incorporated herein by reference from the date of filing of such documents.

The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Slade's Ferry Bancorp, P.O. Box 390, Somerset, MA 02726.


No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or an offer or solicitation to anyone to whom it is unlawful to make such offer or solicitation.

                             TABLE OF CONTENTS
                                                                           Page
                                                                           ----

Available Information.....................................................  2

Incorporation of Documents by Reference...................................  2

Risk Factors..............................................................  4

The Company...............................................................  5

Recent Developments.......................................................  5

Description of The Plan...................................................  5

Use of Proceeds...........................................................  8

Plan of Distribution......................................................  8

Indemnification...........................................................  9

Legal Matters.............................................................  9

Experts...................................................................  9



                                  RISK FACTORS


      The shares offered hereby represent an equity investment in the Company, are not deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. In addition to the other information set forth herein, an investment in the shares offered hereby involves a degree of various risks that should be considered before making a decision to purchase such shares.

Limited Market for Shares
-------------------------

      The Company's Common Stock is listed in the "pink sheets" and on the Electronic Bulletin Board of the over-the-counter market. However, only a limited trading market exists at present for the Common Stock and there is no certainty that an active trading market will develop. The Company intends to apply in 1997 to list its Common Stock on the NASDAQ small cap market to facilitate such trading, but is under no obligation to do so and there is no guarantee such listing will be accepted.

Dependence Upon the Bank
------------------------

      The Company is dependent upon the Bank which began operations on September 30, 1959.

No Assurance of Dividends
-------------------------

      Although the Company, and previously the bank, has paid dividends since 1961, no assurance can be given as to the amount, if any, or timing of future dividends.

Existence of Anti-Takeover Provisions
-------------------------------------

      Maintaining the independence of the Bank and defending against abusive takeover tactics is an important objective of the Company. In order to serve this objective, the Articles of Organization and Bylaws of the Company contain certain provisions designed to protect the Company (and consequently the Bank) against a hostile takeover attempt. These provisions are complicated and the following description is intended as a brief summary only.

      Article VI(D)(1) of the Company's Articles of Organization provides for a staggered Board of Directors so that approximately one-third of the directors will be elected each year. This provision is intended to prevent a hostile acquiror who acquires a bare majority of the Company's Common Stock from taking over the Company by electing a whole new Board of Directors. Article VII of the Company's Bylaws requires an 80% stockholder vote to approve a "business combination" (including an acquisition or merger) with an "interested person" (principally a 20% or more stockholder) unless approved by a two-thirds vote of the Board of Directors with the required stockholder vote increased to 90% if the price to be paid to stockholders in the business combination is less than a "Fair Price" (defined to mean the highest price paid by the proposed acquiror in buying other Company shares). The purpose of these provisions is to encourage a prospective acquiror to negotiate with the Company's Board of Directors and offer a fair price to all stockholders and to deter hostile takeover attempts and squeezing out minority shareholders at a lower price than paid to other stockholders. The Company is also subject to Massachusetts laws regulating takeovers - See General Laws Ch.110D. Presently, the directors and executive officers of the Company and the Bank own 18.36% of the Common Stock of the Company.

Highly Competitive Market
-------------------------

      The banking business in the market area served by the Bank is highly competitive. The Bank actively competes with other banks and financial institutions, including large commercial banks, mutual and stock savings banks, state and federally chartered credit unions, and Federal Savings and Loans for deposits and loans.

Extensive Government Regulation and Supervision
-----------------------------------------------

      Like other bank-holding companies and banks, the Company and the Bank are subject to extensive governmental regulation and supervision. Compliance with such regulation and supervision involves substantial costs to the Company and the Bank and can restrict the Company's and Bank's activities.


                                  THE COMPANY


      The Company was incorporated under the laws of the State of Massachusetts in June 1989 as Weetamoe Bancorp for the purpose of becoming a bank holding company for Slade's Ferry Trust Company ("the Bank"). The Company's acquisition of the Bank was completed on April 1, 1990. In December 1996, the name Weetamoe Bancorp was changed to Slade's Ferry Bancorp. The Company is subject to the regulation of the Federal Reserve Board.

      The Bank is a state chartered trust company incorporated under the laws of the Commonwealth of Massachusetts in 1959. It is a commercial bank whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank is regulated and examined by the Massachusetts Commissioner of Banks and the FDIC.

      During the past three years, the Bank has grown from eight banking facilities with 92 full-time and 43 part-time employees and assets of $196 Million as of December 31, 1993 to ten banking facilities with 128 full-time and 50 part-time employees and assets of $291 Million as of December 31, 1996. Through its acquisition of the National Bank of Fairhaven in 1996, it not only added two banking facilities and increased its assets by $58 Million but it also expanded its geographic market area to the New Bedford and Fairhaven region of Massachusetts.

      The Bank currently services numerous communities in Southeastern Massachusetts and contiguous areas of Rhode Island through its ten facilities in Fall River, Somerset, Swansea, Seekonk, New Bedford and Fairhaven.

      The executive offices of the Company and the Bank are located at 100 Slade's Ferry Avenue, P.O. Box 390, Somerset, Massachusetts, 02726, telephone
(508) 675-2121.

                              RECENT DEVELOPMENTS


      On June 13, 1997 the Company completed a public offering of its Common Stock without an underwriter. A total of 402,951 shares were sold raising aggregate proceeds to the Company of $3,928,772. Of that amount, $2,300,000 was contributed to the Bank to increase its capital. The Bank currently meets the requirements of a "well capitalized" Bank. As of June 30, 1997, the total number of shares of Common Stock issued and outstanding was 3,208,143.865.


                            DESCRIPTION OF THE PLAN

1)    Purpose
      -------

      The purpose of the Company's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") is to provide the Company's stockholders the opportunity to reinvest their cash dividends into additional shares of the Company's Common Stock, and in addition, the opportunity to elect to make optional cash payments to purchase additional shares of the Company's Common Stock.

2)    Advantages
      ----------

      A participant in the Plan may acquire additional shares of Common Stock by authorizing automatic reinvestment of cash dividends and by making optional cash payments without incurring any brokerage fees, service fees, or commissions. Participants will receive a quarterly or monthly statement setting forth the amount of dividends, the optional cash payments received, the number of shares (full or fractional) purchased, the price per share and the amount of shares held for the participant by the Company.

3)    Administration
      --------------

      The Company will administer the Plan, keep a continuous record of each participant's activities and issue a periodic statement of account to each participant.

4)    Correspondence
      --------------

      Any correspondence concerning the Plan should be sent to:

      Slade's Ferry Bancorp
      Shareholder Services
      100 Slade's Ferry Avenue
      Box 390
      Somerset, MA  02726

      Telephone inquiries may be directed to:
      Shareholder Services (508) 675-2121

5)    Eligibility to Participate
      --------------------------

      Any Company stockholder is eligible to participate in the Plan.

6)    Becoming a Participant
      ----------------------

      A stockholder may become a participant by filling out and signing the authorization card and returning it to the Company directed to Shareholder Services. A stockholder may become a participant at any time; however, the authorization card must be received by Shareholder Services at least two (2) weeks prior to the dividend record date on which the participant wants to begin reinvesting. Participants will have all dividends on shares of Company Common Stock held of record by them reinvested in additional shares of the Company's Common Stock.

7)    Acquisition of Shares
      ---------------------

      Reinvested dividends will be used to acquire newly issued shares of Common Stock from the Company at a price equal to the average of the closing bid and ask prices for the Company's Common Stock as quoted by A.G. Edwards & Sons, Inc., for the investment date.

8)    Investment Date
      ---------------

      The Investment Date for the acquisition of shares by dividend reinvestment will be the same date established by the Company as the dividend payment date, normally January 15, April 15, July 15 and October 15. The Investment Date for the acquisition of shares by optional cash payments will be on the 15th day of each month or the next business day if the 15th falls on a Saturday, Sunday or holiday.

9)    Making Optional Cash Payments
      -----------------------------

      Any participant may at any time elect to make optional cash payments for the purchase of additional shares of the Company's Common Stock by completing an Optional Cash Payment remittance form and submitting it to Shareholder Services at the Company's address together with a check payable to Slade's Ferry Bancorp. Such optional cash payments must be in the amount of not less than $100 and may not exceed a total of $5,000 in any calendar year. Any optional cash payments received in an amount less than $100 or in excess of $5,000 for the calendar year will be returned to participant. Stockholders who are not participants in the Dividend Reinvestment Plan may not acquire additional shares through optional cash payments.

10)   Purchasing Shares with Optional Cash Payments
      ---------------------------------------------

      Optional cash payments will be utilized to purchase additional shares of the Company's Common Stock monthly as of the Investment Date. In order to be so invested, optional cash payments must be received by the Company no later than the tenth day of the month. Optional cash payments received after the deadline for the month will be held and invested on the next investment date. No interest will be paid by the Company on optional cash payments held pending investment.

11)   Fractional Shares
      -----------------

      Each participant's account will be credited with the number of shares purchased by the dividend and/or the optional cash payment including fractions computed to three decimal places.

12)   Reports to Participants
      -----------------------

      Participants will receive a detailed statement of their Plan Account from the Company as soon as possible following each dividend payment and each optional cash investment transaction. This detailed statement will show total cash dividends received, optional cash payments received, total shares purchased, price paid per share and total shares held by the Company. These statements should be retained by participants to determine the tax cost basis for shares purchased.

13)   Withdrawal
      ----------

      A participant may withdraw from the Plan at any time by providing written notice that s/he intends to withdraw to Slade's Ferry Bancorp, Attention:
Shareholder Services, P.O. Box 390, Somerset, MA 02726. If a participant withdraws or if the Company terminates the Plan, certificates for whole shares of Common Stock credited to the account of the participant under the Plan will be issued and cash will be remitted to the participant for any fractional shares on the basis of the then current market price of the Company's shares.

14)   Certificates
      ------------

      Certificates for shares of Common Stock acquired under the Plan will not be issued to participants but will be registered in the name of the Company as agent for the participants. This service protects against loss, theft or destruction of stock certificates. The number of shares of Common Stock credited to an account under the Plan will be indicated on the participant's statement of account.

      Upon written request by a participant, certificates for any number of whole shares credited to an account under the Plan will be issued to the participant. Requests for the issuance of certificates should be mailed to the Company to the attention of Shareholder Services. Certificates will be issued in the participant's name as set forth in the Company's shareholder record.

      Certificates for fractions of shares of Common Stock will not be issued under any circumstances.

15)   Federal Tax Treatment
      ---------------------

      According to Shatswell, MacLeod & Company, independent certified public accountants for the Company, the federal income tax consequences to the Company and the plan participants are as follows:

      1. No gain or loss will be recognized to the Company upon reinvestment of cash dividends in common stock of the Company nor from the issuance of new shares under the optional cash payments provision of the Plan (Section 1032, I.R.C.).

      2. At the time of reinvestment of a cash dividend under the Plan, a participant will realize taxable income equal to the fair market value of shares acquired (Section 301(c), I.R.C.; Section 305(b), I.R.C. 316(a), I.R.C.).

      3. The basis of the common stock acquired through reinvestment of cash dividends or under the optional cash payments provision of the Plan will be the fair market value at the date of acquisition (Section 1012, I.R.C.).

      4. The holding period of the common stock acquired under the Plan will commence on the date the stock is acquired (Section 1223(6), I.R.C.).

      5. A participant will recognize gain or loss when shares and/or fractional shares are sold or exchanged on behalf of a participant upon the participant's withdrawal from the Plan or when a participant sells or exchanges the shares after withdrawal from the Plan (Section 1001, I.R.C.; Section 302, I.R.C.).

The above tax consequences may not reflect every possible situation that could result from participation in the Plan and, therefore, participants are advised to consult with their own tax advisors with respect to the tax consequences (including federal, state and local taxes) applicable to their particular situation.

16)   Voting at Stockholder's Meetings
      --------------------------------

      Each participant will be furnished a proxy card and will be entitled to vote all shares held under the Plan for his account in addition to certificate shares held by the participant directly.

17)   Company's Responsibilities
      --------------------------

      The Company administering the Plan will not be liable for any act done in good faith or any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death before receipt of notice in writing of such death or with respect to any fluctuation in the market value after any acquisition or sale of stock.

      Participants should recognize that the Company cannot assure a profit or protect against a loss on the Common Stock purchased under the Plan.

      The Company cannot guarantee that dividends on shares of its Common Stock might not be reduced or eliminated.

18)   Suspension, Amendment or Termination of the Plan
      ------------------------------------------------

      The Company reserves the right to suspend, amend or terminate the Plan at any time. All participants will receive prompt written notice of any such action. Any material amendment to the Plan will require that a written amendment to the Company's Registration Statement be filed with the Securities and Exchange Commission.

      If the Company terminates the Plan, certificates for whole shares of Common Stock purchased for Participants under the Plan will be issued to the Participants and the Participants will receive back any unexpended cash together with the then cash value of any fractional shares credited to their account based on the current market value of those shares.

                                USE OF PROCEEDS


The proceeds of shares sold by the Company under the Plan will primarily be contributed to the Bank to maintain its capital adequacy under regulatory requirements and to increase its capital. To the extent not so contributed, proceeds will be retained by the Company and used for general corporate purposes.

The Bank is required by law and regulations to maintain minimum levels of capital relative to the amount and types of its assets. At June 30, 1997, the actual Risk Based Capital of the Slade's Ferry Trust Company was $20,118,000 for Tier 1 Capital, exceeding the minimum requirements of $8,288,000 by $11,830,000. Total Capital of $22,719,000 exceeded the minimum requirements of $16,577,000 by $6,142,000 and Leverage Capital of $20,118,000 exceeded minimum requirements of $11,809,000 by $8,309,000. The Company wishes to position itself to allow for growth in assets and possible acquisitions.

                              PLAN OF DISTRIBUTION


The Common Stock offered hereby are newly issued shares offered by the Company for itself directly to Holders. The Company has not employed any brokers, dealers, or underwriters in connection with this Offering. Certain employees of the Company may solicit responses from Holders to this Offering, but such employees will not receive any commissions or compensation for such services other than their normal compensation. The Company does not believe that such employees are required to be registered as broker/dealers based on the statutory definitions of such terms and on SEC Rule 3a4-1 and subparagraph
(a)(i)(D) thereof.

Holders who desire to participate in the Plan are urged to complete, date and sign the authorization form accompanying this Prospectus and return it to the Company, directed to Shareholder Services. A stockholder may become a participant at any time; however, the authorization card must be received by Shareholder Services at least two (2) weeks prior to the dividend record date on which the participant wants to begin reinvesting. Participants will have all dividends on shares of Company Common Stock held of record by them reinvested in additional shares of the Company's Common Stock. Participants who later wish to purchase additional shares for cash under the Plan should fill out the appropriate form obtainable from the Company and submit it together with their cash payment to the Company. Any questions concerning the procedure for participating in the Plan should be directed to the Shareholder Services division of the Company.


                                INDEMNIFICATION


Under Section 67 of the Massachusetts Corporation Law, indemnification of directors, officers, employees and other agents of a corporation can be provided in the articles of organization or bylaws of the corporation. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation. No indemnification, however, shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

Article VI of the Bylaws of the Company contains provisions providing for the indemnification of officers and directors against liabilities incurred in connection with civil or criminal proceedings actually brought or threatened against them. The Company's Bylaws automatically indemnify only the directors and provide that the Board of Directors may indemnify the officers or any person serving at the corporations' request as a trustee or administrator of an employee benefit plan of the Company. Furthermore, the Company's Bylaws contain provisions allowing payment of expenses in advance upon an undertaking for repayment by the indemnified party without reference to his ability to repay. The Bylaws provide that no indemnification shall be afforded in situations where it shall have been determined that the person involved was guilty of or liable for wilful misconduct or default or gross negligence and also deny indemnification where the person did not act in good faith in the reasonable belief his action was in the best interests of the Company. In situations where a claim is compromised or settled indemnification is automatic, unless there is a determination by a court or other tribunal having jurisdiction that the individual did not act in good faith in the reasonable belief that his action was in the best interests of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Company directors, officers, or persons controlling then pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS


The validity of the Common Stock offered hereby has been passed upon for the Company by Thomas H. Tucker, Esquire, McGowan, Engel, Tucker, Garrett & Schultz, 125 High Street, Suite 2601, Boston, Massachusetts 02110.

                                    EXPERTS


The consolidated financial statements incorporated in this Prospectus and elsewhere in the related Registration Statement by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1996 have been included herein in reliance upon the reports with respect thereto of Shatswell, MacLeod & Company, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution
         -------------------------------------------

      The following table sets forth all expenses payable by the Registrant in connection with the issuance and distribution of securities registered under this registration statement. All of the amounts shown are estimates except for the registration fee.

      Registration                                   $    311
      Blue Sky Fees and Expenses                        1,000
      Printing Expenses                                 6,000
      Legal Fees and Expenses                           4,000
      Accounting Fees and Expenses                      1,000
      Miscellaneous                                     1,000
                                                     --------
      Total                                          $ 13,311

Item 15. Indemnification of Directors and Officers
         -----------------------------------------

      See Prospectus: "Indemnification"

Item 16. Exhibits
         --------

      An index of exhibits appears at page II-3.

Item 17. Undertakings
         ------------

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.



                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the Town of Somerset, State of Massachusetts, on July 11, 1997.


                             SLADE'S FERRY BANCORP


                                       By /s/ Kenneth R. Rezendes     7/11/97
                                          -------------------------------------
                                              Kenneth R. Rezendes, President

      In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas B. Almy                                                 7/11/97
    Thomas B. Almy
    Director

/s/ James D. Carey                                                 7/11/97
    James D. Carey
    Executive Vice President and Director

/s/ Donald T. Corrigan                                             7/11/97
    Donald T. Corrigan
    Chairman of the Board and Director

/s/ Francis A. Macomber                                            7/11/97
    Francis A. Macomber
    Director

/s/ Peter Paskowski                                                7/11/97
    Peter Paskowski
    Director

/s/ Bernard T. Shuman                                              7/11/97
    Bernard T. Shuman
    Director

--------------------------------------------------------------
    Charles Veloza
    Director

/s/ Ralph S. Borges                                                7/11/97
    Ralph S. Borges
    Treasurer/Chief Financial Officer/Chief Accounting Officer

/s/ Peter G. Collias                                               7/11/97
    Peter G. Collias
    Director

/s/ Edward S. Machedo                                              7/11/97
    Edward S. Machedo
    Director

/s/ Majed Mouded                                                   7/11/97
    Majed Mouded, M.D.
    Director

/s/ Kenneth R. Rezendes                                            7/11/97
    Kenneth R. Rezendes
    President/Chief Executive Officer and Director

/s/ William J. Sullivan                                            7/11/97
    William J. Sullivan
    Director


                               INDEX TO EXHIBITS

The following exhibits are included, unless otherwise noted, as being an integral part of this Registration Statement and appear in the Exhibit section of this Registration Statement:

Exhibit No.                         Description                            Page
-----------                         -----------                            ----

   5            Opinion Regarding Legality                                  E-1

   8            Opinion of Shatswell, MacLeod & Company regarding           E-2
                Federal Income Tax consequences to Slade's Ferry
                Bancorp and the participating shareholders in the
                Dividend Reinvestment and Common Stock Purchase Plan

  23.1          Consent of Counsel is contained in Exhibit 5

  23.2          Consent of Shatswell, MacLeod & Company                     E-7

  99.1          Form of Dividend Reinvestment Plan Authorization            E-8
                Form to be mailed to stockholders